Exhibit 10.2

AMTRUST FINANCIAL SERVICES, INC.
2010 OMNIBUS INCENTIVE PLAN (AS AMENDED)

PERFORMANCE SHARE AWARD AGREEMENT

AmTrust Financial Services, Inc. a Delaware corporation, (the “Company”), hereby grants performance shares (“Performance Shares”) relating to shares of its common stock, $.01 par value, (the “Stock”) to the individual named below as the Grantee, subject to the vesting conditions set forth in this Agreement and Exhibit A attached hereto. This grant is subject to the terms and conditions set forth in (i) this Agreement, and (ii) the 2010 Omnibus Incentive Plan, as amended (the “Plan”). Unless otherwise defined or specified herein, capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Award of Performance Shares

You have been granted 250,000 performance shares, subject to ultimate settlement in accordance with the terms and conditions of this Agreement, the Plan and the performance matrix attached hereto as Exhibit A (the “Performance Shares”). The actual realized number of shares may vary from 0 to 375,000, as per the matrix contained in Exhibit A.

Each Performance Share earned in accordance with this Agreement shall entitle you to receive a share of Restricted Stock. Performance Shares shall have no voting rights or rights to receive dividends or dividend equivalents until settled in Restricted Stock, consistent with the “Shareholder Rights” section below. Fractional shares shall be rounded up or down as appropriate and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

Grant Date

The effective date of this grant of Performance Shares is March 26, 2012 (“Grant Date”), subject to shareholder approval of the amendments to the Plan on May 23, 2012 with respect to shares that may be granted to eligible individuals during any given fiscal year.

Settlement of Performance Shares	Provided you remain in Service (as defined below) on the Settlement Date (as defined below), and except as otherwise specifically set forth in this Agreement, upon the Committee determining and certifying the level of achievement of the performance metrics set forth on Exhibit A with respect to the Company’s two year fiscal operating period commencing on January 1, 2012 and ending on December 31, 2013 (the “Performance Period”), the Committee shall award you a number of shares of Restricted Stock following the Performance Period reflecting the level of attainment of the performance metrics in accordance with Exhibit A attached hereto during the Performance Period (“Earned Shares”). The Committee shall certify the level of achievement of the performance metrics during the Company’s first fiscal quarter in 2014 and, on the date of such certification (the “Settlement Date”), the Committee shall grant you the applicable number of Earned Shares. All Earned Shares shall be subject to additional vesting provisions and restrictions on transferability as defined herein and pursuant to the Plan (“Restricted Stock”). The Performance Shares and, if any, the number of Earned Shares and the number of shares of Restricted Stock are subject to adjustment under the Plan, as appropriate.

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“Service” means that you are (i) an employee of the Company, (ii) a member of the Company’s Board of Directors, or (iii) otherwise providing services to the Company.

Termination of Service Prior to Settlement Date Death, Disability, By the Company without Cause, or by you for Good Reason

If your Service terminates for any of the following events (i) by reason of death, (ii) Disability (as defined below), (iii) by the Company without Cause, or (iv) by you for Good Reason, prior to the Settlement Date, then on the Settlement Date, you shall receive the Restricted Stock that you would have received if you had remained in Service on the Settlement Date, based on the actual level of achievement of the performance metric, and 50% of such shares of Restricted Stock shall vest, while any remaining unvested Restricted Stock shall be forfeited.

For purposes of this Agreement, “Disability” shall mean you are unable to perform the duties of your Service (or other services) (i) for a period of 90 consecutive days, or (ii) any 120 days during any consecutive 12 month period.

For Cause, or without Good Reason

If your Service is terminated without Good Reason (as defined in your Employment Agreement dated January 1, 2005, as amended October 6, 2010), or by the Company for Cause (as defined below), you shall immediately forfeit all rights to your Performance Shares and/or vested (but undelivered) and unvested Restricted Stock and this award shall immediately terminate.

For purposes of this Agreement, “Cause” shall include (a) willful misconduct or gross negligence; (b) conviction of a felony or conviction of a crime involving moral turpitude; (c) any act constituting fraud or the misappropriation or embezzlement of money or other property of the Company; or (d) any willful act or course of conduct by you constituting an abuse of office or authority which has a material adverse impact on the Company’s reputation or financial condition.

Change in Control (Prior to Settlement)

In the event of a Change in Control (as defined below) prior to the Settlement Date, the Board of Directors, in its sole discretion, (a) may determine what level of performance would have been achieved through the date of the Change in Control and shall grant you the appropriate number of Earned Shares based upon (i) the actual level of performance achieved as determined by the Committee consistent with the matrix contained in Exhibit A, and (ii) after multiplying by a fraction, the numerator of which is the number of days elapsed in the performance period on the date of the Change in Control, and the denominator, which shall be 730, (b) may continue (if possible) the Performance Share award until the conclusion of the Performance Period, or (c) may cancel such Performance Share award in its entirety, and make a substitute award to you, consistent with the Plan.

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Change in Control Defined

For purposes of this Agreement, “Change in Control” shall mean:

(i) any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act) other than Barry Zyskind, George Karfunkel, Michael Karfunkel, their spouses, any lineal descendants, any trust or charitable foundation controlled by any of them, their spouses or their lineal descendants, any subsidiary or any employee benefit plan of the Company or a subsidiary or former subsidiary, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 50% of more of the total voting power of the Company’s then outstanding stock;

(ii) a tender offer (for which a filing has been made with the Securities and Exchange Commission (the “SEC”) that purports to comply with the requirements of Section 14(d) of the Exchange Act, and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph (ii), the “Change of Control” will be deemed to have occurred any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with 50% or more of the total voting power of the Company's outstanding stock; or

(iii) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

Restricted Stock and Vesting after Settlement of Performance Shares	Provided you remain in Service continuously from the Settlement Date until the applicable vesting date, the Restricted Stock shall vest and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan) as follows:

Date	Vesting
December 31, 2014	50%
December 31, 2015	50%

Termination after Settlement Date Death, Disability, without Cause or by you for Good Reason

If your Service terminates for any of the following events (i) by reason of death, (ii) Disability, (iii) by the Company without Cause, or (iv) by you for Good Reason, on or after the Settlement Date, 50% of the total number of unvested shares of Restricted Stock granted pursuant to this Agreement shall vest, and all remaining unvested shares shall be forfeited.

For Cause, or without Good Reason

If your Service is terminated without Good Reason (as defined in your Employment Agreement dated January 1, 2005, as amended October 6, 2010), or by the Company for Cause, each on or after the Settlement Date, then you shall immediately forfeit all rights to your vested (but undelivered) and unvested Restricted Stock and this award shall immediately terminate.

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Termination without Cause within 12 Months of Change in Control; after Settlement of Shares

If your Service with the Company (or any affiliate) is terminated by the Company without Cause after the Settlement Date and within 12 months following the effective date of a “Change of Control,” the Board of Directors may accelerate the vesting of any Restricted Stock held by you.

Restricted Stock Ownership and Transferability

Subject to the restrictions set forth in the Plan and this Agreement, you shall possess all incidents of ownership of the Restricted Stock received in settlement of Performance Shares granted hereunder (if any), including the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock.

Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise (except by the laws of descent and distribution) nor may shares of Restricted Stock be made subject to execution, attachment or similar process.

Certificate; Book Entry Form; Legend

The Company shall issue the shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in your name, with legends, or notations, as applicable, referring to the terms, conditions, and restrictions applicable to the Restricted Stock. Any certificate issued for Restricted Stock prior to vesting will be inscribed with the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan, as amended, and an Agreement entered into between the registered owner and AmTrust Financial Services, Inc. Copies of such Plan and Agreement are on file at the principal office of AmTrust Financial Services, Inc.”

Escrow

Any Restricted Stock issued in settlement of Performance Shares shall be held by the Company in escrow for your benefit. Upon vesting, a certificate for the vested shares shall be issued to you free of the restrictive legend.

Vesting: Delivery of Shares	Upon vesting, restrictions related to the vested shares of Restricted stock shall lapse and the Company shall, as applicable, either remove the notations on such vested shares issued in book-entry form or deliver to you or your personal representative a stock certificate representing the number of shares of Stock, free of any restrictive legend, equal to the number of vested shares. If certificates representing such Restricted Stock had previously been delivered to you, you shall return such certificates to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of shares of Stock without the restrictive legend.

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Income Taxes

(a) You shall pay to the Company promptly upon request, and in any event at the time you recognize taxable income in respect of the Restricted Stock (whether in connection with the grant or vesting of the Restricted Stock, the making of an election under Section 83(b) of the Code in connection with the Award as described below or otherwise), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment may be made by any of, or a combination of, the following methods: (i) cash or check; (ii) out of your current compensation; (iii) in the sole discretion of the Company, by surrender of other shares of Common Stock of the Company that (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by you for such period, if any, as may be required to avoid a charge to the Company’s earnings and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; or (iv) in the sole discretion of the Company, by electing to have the Company withhold or otherwise reacquire from you shares of Restricted Stock that vest pursuant to the terms hereof having a Fair Market Value equal to the minimum statutory amount required to be withheld in connection with the vesting of such shares. For these purposes, the Fair Market Value of the shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of the tax to be withheld is to be determined (the “Tax Date”).

All elections by you to have the shares withheld or repurchased to satisfy tax obligations shall be made in writing in a form acceptable to the Company and shall be subject to the following restrictions:

(i)       the election must be made on or prior to the applicable Tax Date;

(ii)      once made, the election shall be irrevocable as to the particular shares as to which the election is made and you acknowledge that this irrevocable written instruction is intended to constitute an instruction pursuant to Rule 10b5-1 of the Exchange Act;

(iii)     all elections shall be subject to the consent or disapproval of the Company; and

(iv)      If you are subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16(b)-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 83(b) Election. You hereby acknowledge that you may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the shares of Restricted Stock received in settlement of Performance Shares, if any (less any purchase price paid for the shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the date of the Award. You will seek the advice of your own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, and the other tax consequences of the Award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to you.

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Recapture Rights

In the event that you violate any of your obligations pursuant to the Confidentiality, Non-Competition, or Non-Solicitation provisions of this Agreement, you agree to return to the Company, within five days of receipt of written demand from the Company, any gains you realize from the sale of all or any portion of the Restricted Stock during the 12 months immediately preceding such violation, and any remaining unsold portion of your Restricted Stock shall be immediately and totally forfeited.

Confidentiality

During your Service, you will have access to confidential or proprietary data or information of the Company (and its affiliates) and its operations. You agree not to at any time divulge or communicate the Confidential Information (defined below) to any person, nor shall you direct any employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder), or use to the detriment of the Company (or any of its affiliates) or for the benefit of any other person, any Confidential Information. This restriction shall survive your Service hereunder, whether by the normal expiration thereof or otherwise.

The term “Confidential Information” shall mean all information, whether or not reduced to written or recorded form, that is related to the Company and that is not generally known or accessible to members of the public and/or competitors of the Company nor intended for general dissemination, whether furnished by the Company or compiled by the employee, including, without limitation, relating to the Company’s (or any affiliate’s) financial performance, customers, existing or proposed future projects, prospects, or business strategies, personnel information, financial information, customer lists, supplier lists, trade secrets, information regarding operations, systems, services, know-how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

You understand the Company intends to maintain the confidentiality of the Confidential Information notwithstanding that employees of the Company may have free access to the information for the purpose of performing their duties with the Company, and notwithstanding that employees not expressly bound by agreements similar to this agreement may have access to such information for job purposes. You acknowledge that Confidential Information need not be marked as such to preserve the confidential nature of the information.

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Non-Competition

You acknowledge that (a) in the course of your Service with the Company and its affiliates, you have, and will continue to, become familiar with the Company’s and its affiliates’ trade secrets, methods of doing business, business plans and other valuable confidential and proprietary information concerning the Company, its affiliates, their customers and business partners and that your services have been and will be of special, unique and extraordinary value to the Company and its affiliates.  In consideration thereof and of this Award, during your Service with the Company or an affiliate and for a period of one (1) year thereafter, you shall not, without the Company’s prior written approval, become engaged, directly or indirectly, as a director, officer, employee or 5% or more stockholder or equity interest owner in, partner in, or consultant to, any business that is directly competitive with the business of the Company (or any affiliate) in any area or region where the Company (or any affiliate) conducts business (“Competition”).  Notwithstanding the foregoing, you shall not be deemed to be in Competition with the Company if you provide evidence satisfactory to the Company, in its sole and absolute discretion, that you: (i) work in a separate division, department or unit that does not compete with the business of the Company (or any affiliate); and (ii) will not have contact with the division, department or unit that does compete with the business of the Company (or any affiliate).

Non-Solicitation	During Service and for a period of two (2) years thereafter, you shall not, without the prior written consent of the Company, directly or indirectly, on your own behalf or on behalf of any other person, firm, corporation or business entity: (a) induce or attempt to induce any agent, broker, affinity group or policyholder of the Company (or any affiliate), or any prior agent, broker, affinity group or policyholder that was an agent, broker, affinity group or policyholder within twelve (12) months of such contact, to withdraw, decrease or cancel its business with the Company (or any affiliate) or otherwise terminate any written or oral agreement or understanding or other relationship with the Company (or any affiliate); (b) solicit or attempt to solicit, service or attempt to service, or for the purpose of obtaining the business of any customer of the Company (or any affiliate), or any prior agent, broker, affinity group or policyholder that was an agent, broker, affinity group or policyholder within twelve (12) months of such contact, to the extent the business solicited is similar to, or competitive with, the business of the Company (or any affiliate), engage in discussions or other communications with (regardless of who initiates such discussions or communications) any person, firm or entity that was an actual or prospective agent, broker, affinity group or policyholder of the Company during any part of the twelve (12) month period immediately preceding termination of Service if you participated, directly or indirectly, in the solicitation or servicing of that agent, broker, affinity group or policyholder or prospective agent, broker, affinity group or policyholder, or supervised or managed those who did, during your Service with the Company at any time during such twelve (12) month period immediately preceding your termination of Service; (c) solicit or attempt to solicit, hire or attempt to hire, or communicate with, any person who is an employee, individual consultant or independent contractor of the Company (or any affiliate), or any prior employee, individual consultant or independent contractor that was an employee, consultant or independent contractor within twelve (12) months of such contact, with the purpose or intent of attracting such person from the employ of the Company (or any affiliate); or (d) induce or attempt to induce any person who is an employee, individual consultant or independent contractor of the Company (or any affiliate) to terminate or limit his or her Service or other relationship with the Company (or any affiliate), or any prior employee, individual consultant or independent contractor that was an employee, individual consultant or independent contractor within twelve (12) months of such contact.

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No Right to Employment	None of the Performance Shares, Restricted Stock nor this Agreement give you the right to be retained by the Company in any capacity and your Service may be terminated at any time and for any reason.
Shareholder Rights

You have no rights as a shareholder unless and until the Stock relating to the Restricted Stock has been issued to you (or an appropriate book entry has been made). Except as described in the Plan or herein, no adjustments are made for dividends or other rights if the applicable record date occurs before your Stock is issued (or an appropriate book entry has been made). If the Company pays a dividend on its Stock, you will, however, be entitled to receive a cash payment equal to the per-share dividend paid on the Stock times the number of shares of Restricted Stock that you hold as of the record date for the dividend.

Applicable Law	This Agreement shall be governed by the laws of the State of Delaware, with consent to jurisdiction by you in the State of New York.
Data Privacy

To administer the Plan, the Company may process personal data about you. Such data includes the information provided in this Agreement, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this award, you consent to the Company’s processing of such personal data and the transfer of such data outside the country in which you work or are employed, including, with respect to non-U.S. residents, to the United States, to transferees who shall include the Company and other persons designated by the Company to administer the Plan.

Consent to Electronic Delivery	Certain statutory materials relating to the Plan may be delivered to you in electronic form. By accepting this grant, you consent to electronic delivery and acknowledge receipt of these materials, including the Plan and the Plan prospectus.

This Agreement is not a not a stock certificate or a negotiable instrument.

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By accepting your grant, you agree to the terms and conditions in this Agreement and in the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms and conditions of the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year below.

AMTRUST FINANCIAL SERVICES, INC.

/s/ Stephen Ungar	Effective Date: March 26, 2012
By: Stephen Ungar
Its: General Counsel and Secretary

EMPLOYEE

/s/ Barry Zyskind	Date: March 26, 2012
Name: Barry Zyskind

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EXHIBIT A

(Percentage Payout**)

		Adjusted Operating Income - 2012/13 (24 Month) (in millions)
		90%	95%	100%	115%	130%
	21.0	100	100	115	125	150
		318	335	353	406	459
	18.0	90	100	110	115	125
		318	335	353	406	459
ROE*	15.0	75	90	100	110	115
		318	335	353	406	459
	13.5	60	75	90	100	110
		318	335	353	406	459
	12.0	50	60	75	90	100
		318	335	353	406	459

* Return on Equity (“ROE”) to be annualized over two-year period. ROE is expressed as a percentage and is calculated as: Net Income/average shareholders’ equity.  Average shareholders’ equity is the average shareholders’ equity for each of the eight quarters in the performance period, divided by 8, as follows: ((shareholders’ equity as of 1/1/12 + shareholders’ equity as of 3/31/12) / 2) + (shareholders’ equity as of 4/1/12 + shareholders’ equity as of 6/30/12) / 2) + (shareholders’ equity as of 7/1/12 + shareholders’ equity as of 9/30/12) / 2) + (shareholders’ equity as of 10/1/12 + shareholders’ equity as of 12/31/12) / 2) + (shareholders’ equity as of 1/1/13 + shareholders’ equity as of 3/31/13) / 2) + (shareholders’ equity as of 4/1/13 + shareholders’ equity as of 6/30/13 / 2) + (shareholders’ equity as of 7/1/13 + shareholders’ equity as of 9/30/13) / 2) + (shareholders’ equity as of 10/1/13 + shareholders’ equity as of 12/31/13) / 2)) / 8.

** Percentage Payout of Target share award shown as top number in each box of Matrix.

Combined ratio must not exceed 95% or entire Award is forfeited.

Adjusted Operating Income defined as : Net Income, adjusted for (i) Realized investment gains (losses), net of tax, (ii) gain (loss) on acquisitions net of tax, (iii) foreign currency gain (loss), (iv) non-cash amortization of certain intangible assets, and (v) Gain (loss) on life settlement contracts (exclusive of non-controlling interest, net of tax).

A-1